Exhibit 99.1

Green Thumb Industries Reports Second Quarter 2026 Results

CHICAGO and VANCOUVER, British Columbia, August 4, 2026 (GLOBE NEWSWIRE) – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the quarter ended June 30, 2026. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and all currency is in U.S. dollars.

Highlights for the second quarter ended June 30, 2026:

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Revenue of $306.7 million, an increase of 4.6% over the same period in the prior year.
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Cash at quarter end totaled $283.6 million.
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GAAP net income of $4.9 million or $0.02 per basic and diluted share.
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Normalized EBITDA of $84.3 million or 27.5% of revenue.
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Cash flow from operations of $29.0 million.
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Repurchased the equivalent of approximately 7.9 million of the Company’s Subordinate Voting Shares for $48.3 million.

Recent developments:

•
Virginia authorized adult-use sales beginning July 1, 2027, where the Company has operated since 2021 and holds one of five vertically integrated medical cannabis licenses, six RISE dispensaries, and a grower-processor facility.
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Named to the TIME America’s Best Companies 2026 list – the highest ranked cannabis company.
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Launched adult-use sales at RISE Dispensary Paramus in New Jersey on July 13, 2026.
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Opened RISE Dispensary Hanover in Pennsylvania on July 31, 2026.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“The Green Thumb team continues to drive topline growth despite persistent pricing pressure in many of our key markets. Second quarter 2026 revenue was $307 million, a 5% gain year-over-year. Normalized EBITDA was $84 million, and our second quarter cash flow from operations was $29 million. We also bought back the equivalent of 7.9 million Subordinate Voting Shares at an average price of $6.11 per share throughout the quarter,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler. “There is real momentum in the business, and we are building on it with a disciplined approach and a solid balance sheet. Consumers continue to choose cannabis1, and our decisions follow the consumer. Material developments are underway in Virginia and Texas, two states that together account for roughly 12% of the U.S. population. Virginia is one of the largest states yet to open recreational retail, with adult-use sales launching July 1, 20272, while our conditional license under Texas’ Compassionate Use Program positions us to serve patients as access expands. Hemp policy is also turning in favor of the regulated market, with Ohio an early example as most intoxicating hemp products are removed from retail and consumers move into the licensed cannabis channel. We are optimistic that this transition will carve out a lasting place for THC beverages in the mainstream market. This environment favors operators with scale, brands, and shelf space already in place, and Green Thumb is well positioned to take advantage of it.”

Green Thumb President Anthony Georgiadis added, “The second quarter was a productive one. We continued to lean into our wholesale business to support revenue growth, and we are pleased with the results. In Illinois, Pennsylvania, Ohio, Maryland, and Minnesota, we are especially proud of our brand performance, retaining the number one share position in each state. Our strength in these markets comes from offering our third-party customers high-quality products at exceptional value, while continuously innovating and maintaining an enhanced focus on service and order execution. We also increased investment in our team during the quarter, which shows up in selling, general and administrative expense and weighed on EBITDA margins in the near term. This was a deliberate decision to retain and reward our most valuable asset, the people who drive our long-term success. In an industry that continues to reshape itself, we are confident in the strength of our team, our strategy, and our capital base to navigate today’s market and keep building for the future.”

Second Quarter 2026 Financial Overview

Green Thumb Industries Inc.

Total revenue for the second quarter 2026 was $306.7 million, up 4.6% from the prior year period. Revenue growth in the second quarter was driven primarily by retail sales in Minnesota, reflecting the launch of adult-use sales in the state on September 17, 2025, as well as continued growth in existing markets, particularly Connecticut, Florida, and Ohio, partially offset by price compression and increased competition.

Overall retail revenue increased 3.6% versus the second quarter of 2025. Second quarter 2026 comparable sales (stores open at least 12 months) decreased 1.1% versus the prior year on a base of 103 stores.

Consumer Packaged Goods gross revenue increased 3.7% versus the second quarter of 2025, primarily due to the launch of adult-use sales in Minnesota, as well as continued growth in existing markets, particularly in New Jersey and Ohio, partially offset by price compression and increased competition.

Gross profit for the second quarter 2026 was $137.9 million or 45.0% of revenue, down from $146.3 million or 49.9% of revenue over the prior year period. The decline in gross margin was primarily driven by RYTHM brand licensing fees incurred in the current period and price compression as discussed above.

Total selling, general and administrative expenses for the second quarter 2026 were $117.9 million or 38.4% of revenue, compared to $106.8 million or 36.4% of revenue for the second quarter 2025. The increase in selling, general, and administrative expenses was primarily attributable to increased compensation and benefits costs, reflecting planned changes to the Company’s compensation structure intended to support retention and execution.

Total other expense for the second quarter 2026 was $4.0 million compared to $17.1 million in the second quarter of 2025. The reduction in other expense was primarily attributable to the loss on sale of Green Thumb's incredibles intellectual property and hemp business to RYTHM, Inc. in the prior year.

Income tax expense for the second quarter of 2026 was $12.5 million compared to $21.6 million for the comparable period in the prior year. The decrease in income tax expense was primarily due to the Department of Justice's final order reclassifying state legal medical cannabis to Schedule III under the Controlled Substances Act, resulting in the end of Internal Revenue Code Section 280E to portions of our business. The final order became effective on April 28, 2026.

Net income attributable to the Company for the second quarter 2026 was $4.9 million or $0.02 per basic and diluted share, compared to a net loss of $0.6 million, or $0.01 per basic and diluted share in the prior year period.

In the second quarter 2026, EBITDA was $53.1 million or 17.3% of revenue, versus $69.1 million or 23.6% of revenue for the comparable prior year period. Normalized EBITDA, which excludes licensing fees of $15.8 million, non-cash stock-based compensation of $10.6 million and other non-operating adjustments of $4.8 million, was $84.3 million or 27.5% of revenue, up from $82.7 million or 28.2% of revenue for the second quarter 2025.

For additional information on the non-GAAP financial measures discussed above, see under “Non-GAAP Financial Information” below.

Balance Sheet and Liquidity

As of June 30, 2026, current assets were $624.3 million, including cash and cash equivalents of $283.6 million. Total debt outstanding was $283.0 million.

Total basic and diluted weighted average shares outstanding for the three months ended June 30, 2026, were 221.0 million shares and 222.8 million shares, respectively.

Capital Allocation

During the second quarter, the Company repurchased the equivalent of approximately 7.9 million Subordinate Voting Shares for $48.3 million, at an average price of $6.11 per share. To date, the Company has repurchased the equivalent of approximately 29.5 million Subordinate Voting Shares for $203.4 million, with an average price of $6.90 per share. The Company's remaining authority to repurchase Shares is $62.3 million, available through September 22, 2026.

1 Headset, Cannabis Industry Statistics, July 5, 2026.

2 Office of the Governor of Virginia, news release, June 16, 2026.

Green Thumb Industries Inc.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Normalized EBITDA: Adjusted EBITDA plus brand license fees.

Conference Call and Webcast

Green Thumb will host a conference call on Tuesday, August 4, 2026, at 5:00 pm Eastern Time to discuss its results for the second quarter ended June 30, 2026. The earnings call may be accessed by dialing 844-883-3895 (toll-free) or 412-317-5797 (international). A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb” or the “Company”) is a leading national cannabis consumer packaged goods company and retailer headquartered in Chicago, Illinois. The company manufactures and distributes a portfolio of branded cannabis products, some of which are licensed, including RYTHM, Dogwalkers, incredibles, Beboe, &Shine, Doctor Solomon’s and Good Green. Green Thumb also owns and operates RISE Dispensaries, a rapidly growing national retail chain with over 120 locations. Green Thumb serves millions of patients and customers each year with a mission to promote well-being through the power of cannabis while giving back to the communities it serves. Established in 2014, Green Thumb has manufacturing facilities and retail stores across 14 U.S. markets, employing approximately 4,900 people. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; future state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; as a cannabis business, the Company is subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it conducts business; the Company faces intense competition; the Company faces competition from the illicit market as well as hemp products that are actually or purportedly compliant with the Agricultural Improvement Act of 2018 (the Farm Bill); the Company is dependent upon the popularity and consumer acceptance of its brand portfolio that the Company licenses from a third party; the Company has limited trademark protections; as a cannabis business, the Company is subject to unfavorable tax treatment and may incur significant tax liability; as a cannabis business, the Company may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company faces risks due to

Green Thumb Industries Inc.

industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company may be adversely impacted by rising or volatile energy costs and availability; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company relies on the expertise of its management team and other employees experienced in the cannabis industry, and the loss of key personnel could negatively affect its business; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and sales of substantial amounts Subordinate Voting Shares by the Company’s shareholders in the public market may have an adverse effect on the market price of the Company’s Subordinate Voting Shares. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and elsewhere in the Company’s filings with the SEC, which are available (or will become available) on the SEC’s website, and on the Company’s SEDAR+ profile at www.sedarplus.ca, and at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contacts:

Mathew Faulkner

Chief Financial Officer

InvestorRelations@gtigrows.com

310-622-8257

Andy Grossman
EVP, Capital Markets & Investor Relations
InvestorRelations@gtigrows.com
310-622-8257

Media Contact:
GTI Communications
media@gtigrows.com

Source: Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2026, March 31, 2026 and June 30, 2025

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, Net of Discounts	$306,683	$300,190	$293,257
Cost of Goods Sold	(168,809)	(156,545)	(147,001)

Gross Profit	137,874	143,645	146,256

Expenses:
Total Expenses	117,907	102,911	106,823

Income From Operations	19,967	40,734	39,433

Other Income (Expense):
Other (Expense) Income, Net	(2,222)	22,967	(13,989)
Interest Income	4,298	4,603	1,910
Interest Expense, Net	(6,095)	(5,165)	(5,046)

Total Other (Expense) Income	(4,019)	22,405	(17,125)

Income Before Provision for Income Taxes And Non-Controlling Interest	15,948	63,139	22,308

Provision For Income Taxes	12,521	48,092	21,576

Net Income Before Non-Controlling Interest	3,427	15,047	732

Net (loss) income attributable to non-controlling interest	(1,451)	(350)	1,377

Net income (loss) attributable to Green Thumb Industries Inc.	$4,878	$15,397	$(645)

Net income (loss) per share - basic	$0.02	$0.07	$(0.01)

Net income (loss) per share - diluted	$0.02	$0.07	$(0.01)

Weighted Average Number of Shares Outstanding - Basic	221,022,912	230,596,682	235,842,313

Weighted Average Number of Shares Outstanding - Diluted	222,776,252	231,827,061	235,842,313

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

June 30,
2026
(Unaudited)
Cash and Cash Equivalents	$283,586
Other Current Assets	340,731
Property and Equipment, Net	695,708
Operating Lease Right of Use Assets, Net	242,444
Intangible Assets, Net	435,585
Goodwill	601,479
Other Long-term Assets	215,880
Total Assets	$2,815,413
Total Current Liabilities	$218,795
Notes Payable, Net of Current Portion and Debt Discount	259,283
Operating Lease Liabilities, Net of Current Portion	255,376
Other Long-Term Liabilities	221,183
Total Equity	1,860,776
Total Liabilities and Equity	$2,815,413

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the For the Three Months Ended June 30, 2026, March 31, 2026 and June 30, 2025

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, Adjusted EBITDA, and Normalized EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.
(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating (income) or costs.

(3) Normalized EBITDA is defined as Adjusted EBITDA plus brand license fees.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(Unaudited)	(Unaudited)	(Unaudited)
Net Income Before Non-Controlling Interest (GAAP)	$3,427	$15,047	$732
Interest Income	(4,298)	(4,603)	(1,910)
Interest Expense, Net	6,095	5,165	5,046
Provision for Income Taxes	12,521	48,092	21,576
Other (Income) Expense, net	2,222	(22,967)	13,989
Depreciation and Amortization	33,176	32,413	29,671
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$53,143	$73,147	$69,104
Share-based Compensation, Non-Cash	10,618	10,517	11,966
Acquisition, Transaction, and Other Non-Operating Costs	4,803	870	1,670
Adjusted EBITDA (non-GAAP measure)	$68,564	$84,534	$82,740

License Fee recorded in Cost of Sales	15,750	8,978	—
Normalized EBITDA (Non-GAAP Measure)	$84,314	$93,512	$82,740